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                                                                     EXHIBIT 25

SECURITIES ACT OF 1933 FILE NO: 33-     IF APPLICATION TO DETERMINE ELIGIBILITY
         OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2))

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

[  ]     Check if an Application to Determine Eligibility of a Trustee Pursuant
         to Section 305(b)(2)

                              ---------------------

                        FLEET BANK OF MASSACHUSETTS, N.A.
               (Exact name of trustee as specified in its charter)

                               U.S. NATIONAL BANK
   (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   05-0414875
                     (I.R.S. employer identification number)

         75 State Street, Boston, Massachusetts                    02109
  (Address of trustee's principal executive offices)            (Zip Code)

                              Barbara Worthen, Esq.
                  75 State Street, Boston, Massachusetts 02109
                                 (617) 346-3128
                                 General Counsel
            (Name, address and telephone number of agent for service)

                              ---------------------

                          Edison Brothers Stores, Inc.
               (Exact name of obligor as specified in its charter)

                  DELAWARE                                43-0254900
       (State or other jurisdiction                    (I.R.S. employer
     of incorporation or organization)                identification no.)

            501 North Broadway
            St. Louis, Missouri                              63102
(Address of principal executive offices)                  (Zip Code)

                                 Debt Securities
                       (Title of the indenture securities)

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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                         Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.
                         FDIC, Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                         Yes.


Item 2. Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.

         Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 have been omitted pursuant to General Instruction B.


Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility and qualification.

         1.* A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-60068.)

         2.* A copy of the certificate of authority of the trustee to commence business. (See Exhibit T-1 (Item 12), Registration Statement No. 22-24018.)

         3.* A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit T-1 (Item 12), Registration Statement no. 22-24018.)

         4.* A copy of the bylaws of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-60068.)

         5.      Not applicable.

         6. Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.
---------------

*        The Exhibits thus designated are incorporated herein by reference.
         Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.
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         7.      A copy of the latest report of condition of the trustee
                 published pursuant to law or the requirements of its supervising or examining authority.

         8.      Not applicable.

         9.      Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet Bank of Massachusetts, N.A., a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Boston, and the
Commonwealth of Massachusetts on the    th day of April, 1995.

                                          FLEET BANK OF MASSACHUSETTS, N.A.

                                          By /S/ FRANKLIN C. COCKRELL
                                             ------------------------
                                             Franklin C. Cockrell
                                             Vice President

                                      NOTE

         1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



































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                                    Exhibit 6

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the Debt Securities of Edison Brothers Stores, Inc., we hereby consent that reports of examinations of federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          FLEET BANK OF MASSACHUSETTS, N.A.

                                          By /S/ FRANKLIN C. COCKRELL
                                             ------------------------
                                             Franklin C. Cockrell
                                             Vice President

Dated:     th day of April, 1995

                                    Exhibit 7

                               REPORT OF CONDITION

         Consolidating domestic and foreign subsidiaries of the Fleet Bank of Massachusetts, N.A. of Boston in the State of Massachusetts, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 26305 Comptroller of the Currency Northeastern District.

Statement of Resources and Liabilities

                                                        ASSETS
                                                                                                    Thousands
                                                                                                        of
                                                                                                     dollars
                                                                                                    ----------

Cash and balances due from depository institutions
     Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . .       651,552
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        93,059
Hold-to-maturity securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        91,218
Available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,436,509
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
          Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       170,169
          Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . .       334,228
Loans and lease financial receivables:
          Loans and leases, net of unearned income . . . . . . . . . . . . . . . .     6,826,626
          LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . .       151,687
          LESS: Allocated transfer risk reserve. . . . . . . . . . . . . . . . . .             0
          Loans and leases, net of unearned income, allowance and reserve. . . . . . . . . . . .     6,674,939
Trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        80,650
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . .       141,298
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,257
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . .             0
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . .         1,896
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       287,995
Other assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       170,003
Total assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,153,773


                                                      LIABILITIES

Deposits:
          In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,781,211
          Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,577,390
          Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6,203,821
          In foreign offices.  Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . .       319,080
          Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           516
          Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       318,564
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs
     Federal funds purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       276,557
     Securities sold under agreements to purchase. . . . . . . . . . . . . . . . . . . . . . . .        20,763
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Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . .       177,533
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        66,721
Other borrowed money:
          With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . .       272,791
          With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . .        33,688
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . .           833
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . . . .         1,896
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             0
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       145,945
Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9,097,018
Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . .             0


                                                    EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . . . .             0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,000
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       923,174
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       134,634
Net unrealized holding gains (losses on available-for sale securities. . . . . . . . . . . . . .       (16,053)
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . .             0
Total equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,056,755
Total liabilities, limited-life preferred stock, and equity capital. . . . . . . . . . . . . . .    10,153,773



         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

George Detomassi                  I, Giro DeRosa
Stephen Carlotti                  Vice-President & Controller of the
Leo R. Breitman                   above-named bank do hereby declare that this
                                  Report of Condition is true and correct to the best of my knowledge and belief.

                                  /S/ GIRO DEROSA
                                  .............................................
                                  Signature

                                  May 17, 1995
                                  .............................................
                                  Date